                                                                    EXHIBIT 11.1

                                DOUBLECLICK INC.
           COMPUTATION OF BASIC AND DILUTED NET LOSS PER COMMON SHARE

                                                                        NUMBER OF
                                                                        COMMON AND
                                                                          COMMON                      WEIGHTED
                                                                        EQUIVALENT       DAYS          AVERAGE
                                                                          SHARES      OUTSTANDING      SHARES
                                                                       ------------  -------------  -------------
SIX MONTHS ENDED JUNE 30, 1997
Class A common stock outstanding at January 1, 1997, and exchange for
  Common stock.......................................................    3,940,890             181      3,940,890
Class B common stock outstanding at January 1, 1997, and exchange for
  Common stock.......................................................    5,118,228             181      5,118,228
Class C common stock outstanding at January 1, 1997, and exchange for
  Common stock.......................................................            2             181              2
Assumed issuance and conversion of convertible preferred stock as of
  January 1, 1997....................................................    6,234,434             181      6,234,434
Assumed redemption of Class B and C Common stock from assumed
  proceeds and conversion of convertible preferred stock.............   (3,896,137)            181     (3,896,137)
                                                                                                    -------------
Weighted average shares used in basic net loss per share
  computation........................................................                                  11,397,417
                                                                                                    -------------
Net loss for the six months ended June 30, 1997......................                               $  (2,472,172)
                                                                                                    -------------
Basic and diluted net loss per share.................................                               $       (0.22)
                                                                                                    -------------
SIX MONTHS ENDED JUNE 30, 1998
Common stock outstanding at January 1, 1998..........................    6,118,972             181      6,118,972
Stock options exercised..............................................      125,708         Various         62,854
Issuance of common stock.............................................    4,025,000             130      2,890,884
Issuance of common stock upon conversion of convertible preferred
  stock upon February 20, 1998 initial public offering...............    6,234,434             130      4,477,770
Assumed issuance of conversion of convertible preferred stock for the
  period from January 1, 1998 through February 20, 1998..............    6,234,434              51      1,756,664
                                                                                                    -------------
Weighted average shares used in basic net loss per share
  computation........................................................                                  15,307,144
                                                                                                    -------------
Net loss for the six months ended June 30, 1998......................                               $  (9,101,437)
                                                                                                    -------------
Basic and diluted net loss per share.................................                               $       (0.59)
                                                                                                    -------------

                                                                    EXHIBIT 11.1

                                DOUBLECLICK INC.
           COMPUTATION OF BASIC AND DILUTED NET LOSS PER COMMON SHARE

                                                                        NUMBER OF
                                                                        COMMON AND
                                                                          COMMON                      WEIGHTED
                                                                        EQUIVALENT       DAYS          AVERAGE
                                                                          SHARES      OUTSTANDING      SHARES
                                                                       ------------  -------------  -------------
THREE MONTHS ENDED JUNE 30, 1997
Class A common stock outstanding at March 31, 1997, and exchange for
  Common stock.......................................................    3,940,890              91      3,940,890
Class B common stock outstanding at March 31, 1997, and exchange for
  Common stock.......................................................    5,118,228              91      5,118,228
Class C common stock outstanding at March 31, 1997, and exchange for
  Common stock.......................................................            2              91              2
Assumed issuance and conversion of convertible preferred stock as of
  March 31, 1997.....................................................    6,234,434              91      6,234,434
Assumed redemption of Class B and C Common stock from assumed
  proceeds and conversion of convertible preferred stock.............   (3,896,137)             91     (3,896,137)
                                                                                                    -------------
Weighted average shares used in basic net loss per share
  computation........................................................                                  11,397,417
                                                                                                    -------------
Net loss for the three months ended June 30, 1997....................                               $  (1,229,745)
                                                                                                    -------------
Basic and diluted net loss per share.................................                               $       (0.11)
                                                                                                    -------------
THREE MONTHS ENDED JUNE 30, 1998
Common stock outstanding at March 31, 1998...........................   16,414,156              91     16,414,156
Stock options exercised..............................................       89,958         Various         44,979
                                                                                                    -------------
Weighted average shares used in basic net loss per share.............                                  16,459,135
                                                                                                    -------------
Net loss for the three months ended June 30, 1998....................                               $  (4,674,184)
                                                                                                    -------------
Basic and diluted net loss per share.................................                               $       (0.28)
                                                                                                    -------------